EXHIBIT 32

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ActiveCare, Inc. on Form 10-Q for the period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James J. Dalton, Chief Executive Officer, and Jeffrey S. Peterson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  James J. Dalton
James J. Dalton
Chief Executive Officer
(Principal Executive Officer)

/s/ Jeffrey S. Peterson
Jeffrey S. Peterson
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: February 24, 2016

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.